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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 21, 2006

                                  AXS-ONE INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                      1-13591                  13-2966911
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                301 ROUTE 17 NORTH, RUTHERFORD, NEW JERSEY 07070
          (Address of principal executive offices, including zip code)

                                 (201) 935-3400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On March 21, 2006, the Compensation Committee of the Board of Directors of
AXS-One Inc. (the "Company") approved the following matters relating to the compensation of the Company's executive officers:

(i) Grants of restricted stock vesting in four equal annual installments as follows: William P. Lyons - 100,000 shares; Joseph P. Dwyer - 40,000 shares; and
Elias Typaldos - 40,000 shares. The grant to Mr. Lyons was made pursuant to the
Company's 1998 Stock Option Plan and the grants made to Messrs. Dwyer and
Typaldos were made pursuant to the Company's 2005 Stock Incentive Plan.

(ii) Setting bonus targets for fiscal 2006 based upon achievement of targets relating to revenue and net income. Achievement of target levels would result in bonus payments as a percentage of base salary as follows: William P. Lyons -
50%; Joseph P. Dwyer - 60%; and Elias Typaldos - 17%. The maximum bonus payment for each of the foregoing is capped at 200% of base salary.

(iii) Setting commission levels for fiscal 2006 for Robert Milks, the Company's
Senior Vice President, Sales, Americas, to be paid based upon RCM License
Revenue recognized in the Company's 2006 financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AXS-ONE INC.

Date:  March 24, 2006              By:  /s/ Joseph P. Dwyer
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                                       Joseph P. Dwyer
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer